UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2024

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	EGRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On August 26, 2024 (the “Amendment Date”), Eagle Pharmaceuticals, Inc. (the “Company”), entered into a Limited Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement (the “Fourth Amendment Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), and the lenders party thereto (the “Lenders”) which amends the terms of the Company’s Third Amended and Restated Credit Agreement, dated as of November 1, 2022 (the “Original Credit Agreement”). The Original Credit Agreement, as amended by that certain Limited Waiver and First Amendment Agreement to the Third Amended and Restated Credit Agreement, dated as of January 12, 2024 (the “First Amendment Agreement”), as further amended by that certain Second Amendment to Third Amended and Restated Credit Agreement, dated as of February 29, 2024 (the “Second Amendment Agreement”), and as further amended by that certain Third Amendment to Third Amended and Restated Credit Agreement, dated as of May 14, 2024 (the “Third Amendment Agreement”), is referred to herein as the “Credit Agreement,” and the Credit Agreement as amended by the Fourth Amendment Agreement is referred to herein as the “Amended Credit Agreement.”

Pursuant to the Credit Agreement, the Company was required, among other things, (i) to deliver to the Agent and the Lenders, (a) by not later than July 31, 2024,  annual audited financial statements for the fiscal year ended December 31, 2023, reported on by the Company’s independent public accountant (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries in accordance with GAAP (the “Annual Financial Statement Requirement”), (b) by not later than July 31, 2024, restated quarterly financial statements for the fiscal quarter ended June 30, 2023, (c) by not later than July 31, 2024, quarterly financial statements for the fiscal quarters ended September 30, 2023 and March 31, 2024, (d) by not later than August 14, 2024, quarterly financial statements for the fiscal quarter ended June 30, 2024 and (e) concurrently with delivery of each of the financial statements referred to in the foregoing clauses (a) through (d), a certificate by one of its officers that such financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries in accordance with GAAP for the respective quarter (this clause (i), the “Existing Reporting Requirements”) and (ii) to not permit the Fixed Charge Coverage Ratio, determined as of the end of each of its fiscal quarters, to be less than 1.10 to 1.00 (the “Subject Financial Covenant”).

The Fourth Amendment Agreement was entered into in connection with the Company not timely satisfying the Existing Reporting Requirements (the “Reporting Defaults”) and the Company's determination that it did not satisfy the Subject Financial Covenant with respect to the fiscal quarters ended September 30, 2023, December 31, 2023, and March 31, 2024, primarily as a consequence of the Company’s payment of taxes during the fiscal quarters ended June 30, 2023 and September 30, 2023 in excess of the tax expenses for such quarters (the “Covenant Defaults”).

The Fourth Amendment Agreement, among other things, (i) waives the Reporting Defaults and Covenant Defaults, (ii) lowers the revolving commitments under the Credit Agreement from $50 million to $45 million and (iii) amends the Credit Agreement to, among other things, (1) restate the delivery deadline with respect to the Existing Reporting Requirements as September 30, 2024, (2) impose additional financial reporting obligations to the Agent and the Lenders, (3) impose additional prepayment events, including, among others, the receipt of proceeds from the sale of specified assets, (4) remove certain exceptions to the debt, liens and investment covenants (including exceptions that previously permitted, subject to certain conditions, acquisitions and in licensing of new assets and intellectual property), (5) increase the minimum liquidity requirement from $10 million (tested on cash balances for which the Agent has a perfected lien) to $20 million (tested on cash balances for which the Agent has a perfected lien, plus undrawn revolving commitments under the Credit Agreement) from and after satisfaction of the Existing Reporting Requirements, (6) require that the Company use commercially reasonable efforts to deliver to the Agent by January 6, 2025, a commitment letter to refinance and/or a purchase agreement for the sale of assets, as applicable, providing for, among other things, sufficient proceeds to effect payment in full of all obligations under the Credit Agreement by not later than March 31, 2025, (7) increase the fixed amortization payments due on December 31, 2024, March 31, 2025, June 30, 2025 and September 30, 2025 from $2.5 million (for each such date) to $7.5 million for each of December 31, 2024 and March 31, 2025 and $10 million for each of June 30, 2025 and September 30, 2025, (8) require payment of a quarterly ticking fee, commencing with the fiscal quarter ending March 31, 2025, equal to 1% of the aggregate principal amount of outstanding loans, plus the aggregate amount of undrawn revolving commitments under the Credit Agreement, as of the last day of each quarter, and (9) impose an additional, automatic $10 million reduction in revolving commitments under the Credit Agreement on December 31, 2024.

Pursuant to the terms of the Amended Credit Agreement, among other events or conditions that could give rise to an event of default, failure to timely satisfy the Existing Reporting Requirements (as amended) and other obligations will result in an event of default. During the continuance of an event of default, the Agent may, with the consent of the required lenders, and shall, at the request of the required lenders, by notice to the Company, terminate undrawn commitments, declare the loans then outstanding to be due and payable in full and/or exercise other remedies available to it, among other things. In addition, the Company’s obligations under the Amended Credit Agreement are secured by a pledge of substantially all of the Company’s and its subsidiaries’ assets. If the Company is unable to pay its obligations, the Agent on behalf of the lenders could proceed to protect and enforce their rights under the Amended Credit Agreement, including by foreclosure on the assets securing the Company’s obligations under the Amended Credit Agreement. The foregoing would materially and adversely affect the Company’s business and financial condition. There can be no assurance that the Company will be able to satisfy the Existing Reporting Requirements (as amended) and other obligations on the required timing or at all, or otherwise comply with the terms of the Fourth Amendment Agreement and the Amended Credit Agreement.

The foregoing descriptions of the Fourth Amendment Agreement, the Third Amendment Agreement, the Second Amendment Agreement, the First Amendment Agreement and the Original Credit Agreement are not intended to be complete and are qualified in their entirety by reference to the full text of the Fourth Amendment Agreement, Third Amendment Agreement, the Second Amendment Agreement, the First Amendment Agreement and the Original Credit Agreement, which are filed as Exhibit 10.1 to this Current Report on Form 8-K, Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 15, 2024, Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 1, 2024, Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 16, 2024, and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 3, 2022, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 21, 2024, the Company received a notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that pursuant to Nasdaq Listing Rule 5810(d)(2), the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (the “Q2 2024 Form 10-Q”) serves as an additional and separate basis for delisting.

As previously disclosed, the Company received a notice from Nasdaq indicating that following the Company’s previously disclosed hearing before a Nasdaq Hearings Panel (the “Panel”) on July 11, 2024, the Panel granted the Company’s request for continued listing on Nasdaq, subject to the following: (1) on or before September 30, 2024 (the “First Compliance Date”), the Company will have filed an Annual Report on Form 10-K for the period ended December 31, 2023 (the “2023 Annual Report”), (2) on or before October 31, 2024 (the “Second Compliance Date” and, together with the First Compliance Date, the “Compliance Dates”), the Company will have filed a Quarterly Report on Form 10-Q for the period ended March 31, 2024 (the “Q1 2024 Form 10-Q”) and the Q2 2024 Form 10-Q, and (3) on or before the Second Compliance Date, the Company will have demonstrated compliance with all applicable continued listing requirements of Nasdaq (the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, the 2023 Annual Report, the Q1 2024 Form 10-Q and the Q2 2024 Form 10-Q, collectively, the “Delayed Reports”). Such hearing followed the Company's previously disclosed receipt of a notice from Nasdaq advising that it had initiated a process to delist the Company’s securities from Nasdaq. On August 9, 2024, the Company filed a Notification of Late Filing on Form 12b-25 with respect to its Q2 2024 Form 10-Q.

The Company is working to prepare and file the Delayed Reports with the SEC by the applicable Compliance Dates to enable the Company to regain compliance with Nasdaq listing standards. In this regard, the Company is planning to file with the SEC a comprehensive Form 10-K, including restated financial information for the period ended June 30, 2023, financial information for the period ended September 30, 2023 and financial statements for the period ended December 31, 2023 by the First Compliance Date, and separate Form 10-Q filings for each of the periods ended March 31, 2024 and June 30, 2024 by the Second Compliance Date.

There can be no assurance that the Company will be able to prepare and file such reports on or before the applicable Compliance Dates or that the Company will be able to regain compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (related to the timely filing of periodic reports) or maintain compliance with the other continued listing requirements set forth in the Nasdaq Listing Rules or that the Company will be able to continue its listing on Nasdaq. The Panel reserves the right to reconsider the terms of its decision based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted. In addition, the Nasdaq Listing and Hearing Review Council could determine to review the Panel’s decision within 45 calendar days after issuance of such decision, and may affirm, modify, reverse, dismiss or remand the decision to the Panel.

Item 7.01	Regulation FD Disclosure.

On August 27, 2024, the Company issued a press release announcing the Company’s receipt of the Notice. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities law. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “could,” “may,” “intend,” “remain,” “regain,” “maintain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “seek,” “continue,” “estimate,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements with respect to: the Company’s expectations with respect to the Amended Credit Agreement and the Fourth Amendment Agreement and its ability to satisfy the Existing Reporting Requirements (as amended) and other obligations on the required timing or at all, and otherwise comply with the Amended Credit Agreement and the Fourth Amendment Agreement, the potential actions that the Agent on behalf of the lenders could take to protect and enforce their rights under the Amended Credit Agreement, expectations with respect to financial information for the Company’s quarters ended June 30, 2023, September 30, 2023, March 31, 2024 and June 30, 2024, and fiscal year ended December 31, 2023, any potential refinancing or sale of assets, the possibility that the Panel could reconsider the terms of its decision and that the Nasdaq Listing and Hearing Review Council could determine to review the Panel’s decision and affirm, modify, reverse, dismiss or remand the decision to the Panel, expectations with respect to filings with the SEC and the timing and content thereof, expectations with respect to the Company’s Nasdaq listing and matters related thereto, and the Company’s ability to regain or maintain compliance with the Nasdaq Listing Rules or continue its listing on Nasdaq. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to: the completion of the review and preparation of the Company’s financial information and internal control over financial reporting and disclosure controls and procedures and the timing thereof; the discovery of additional information; further delays in the Company’s financial reporting, including as a result of unanticipated factors; the Company’s ability to comply with its obligations or obtain further amendments or waivers under its credit agreement; the Company's ability to obtain refinancing or to consummate any sale of assets or other transaction, in each case in a timely manner on acceptable terms, or at all; the possibility that the Company will be unable to regain compliance with, or thereafter continue to comply with, the Nasdaq Listing Rules, or experience violations of additional Nasdaq Listing Rules; the possibility that Nasdaq may suspend and delist the Company’s securities; any reconsideration by the Panel of the terms of its decision and any review by the Nasdaq Listing and Hearing Review Council of the Panel’s decision could have a negative impact on the continued listing of the Company’s common stock and on Nasdaq; the Company’s ability to remediate material weaknesses in its internal control over financial reporting; the Company’s ability to recruit and hire a new Chief Executive Officer and new Chief Financial Officer; the ability of the Company to realize the anticipated benefits of its plan designed to improve operational efficiencies and realign its sales and marketing expenditures and the potential impacts thereof; the impacts of geopolitical factors such as the conflicts between Russia and Ukraine and Hamas and Israel; delay in or failure to obtain regulatory approval of the Company’s or its partners’ product candidates and successful compliance with Federal Drug Administration, European Medicines Agency and other governmental regulations applicable to product approvals; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; whether the Company can successfully market and commercialize its products; the success of the Company's relationships with its partners; the outcome of litigation; the strength and enforceability of the Company’s intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies and competition from generic entrants into the market; unexpected safety or efficacy data observed during clinical trials; clinical trial site activation or enrollment rates that are lower than expected; the risks inherent in drug development and in conducting clinical trials; risks inherent in estimates or judgments relating to the Company’s critical accounting policies, or any of the Company’s estimates or projections, which may prove to be inaccurate; unanticipated factors in addition to the foregoing that may impact the Company’s financial and business projections and may cause the Company’s actual results and outcomes to materially differ from its estimates and projections; and those risks and uncertainties identified in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 23, 2023, the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 9, 2023, and for the quarter ended June 30, 2023, filed with the SEC on August 8, 2023, and its subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this current report on Form 8-K speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Limited Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement, among Eagle Pharmaceuticals, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.
99.1	Press Release dated August 27, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2024	EAGLE PHARMACEUTICALS, INC.

By:	/s/ Michael Graves
Michael Graves
Interim Principal Executive Officer